SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2004

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to report that we have been informed by the operator that testing on the Ima #2 Well in Palo Pinto County, Texas has been successfully completed.  The well is successfully producing oil and gas.  The well flowed as high as 701 mcf of gas per day and 252 barrels of oil per day.   The well is now being hooked up to tank batteries for oil sales and to the flow line for gas sales.

The Kinder #1 Well in Jack County, which was drilled prior to the Ima #2 Well, is scheduled to be fraced in the third week of January.

Bernard McDougall, our president stated, “This is great news for MSEV and its shareholders.  This is currently the best well that MSEV has been involved in. These results bode extremely well for the testing of the next well later this month.  This new field for MSEV could end up being our best source of oil and gas revenue for many years to come.  When you consider that oil and gas prices are trading near year highs as well as historic highs, this is a very profitable time to be putting our best well to date on line.  Oil is trading at $33.56 a barrel and gas is trading at $7.75 per mcf.  This was far better than we were expecting on this well and we are extremely excited about the future of MSEV.  This now gives MSEV three completely independent producing oil and gas fields consisting of twelve separate wells.  We feel there are few, if any, companies trading at the same level that MSEV is at, which have similar production and the future prospects that we do.  We are very excited about the next few weeks and the upcoming year.  We are currently still a small company, but we are clearly on our way to achieving our long-term goal of becoming a mid-range oil and gas company.”

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have twelve independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, of which we currently have the largest working interest of any company involved in this project that trade exclusively on the OTCBB, and three wells producing both oil and gas revenue in Texas. We are currently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute in building market capitalization.

If you have any questions, please call our office at 604-646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         January 8, 2004